GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------    ----------------------------------
                                                             Give the
                    Give the                 For this        EMPLOYER
For this type of    SOCIAL SECURITY          type of         IDENTIFICATION
     account:       number of --             account:        number of --
======================================= =====================================
1. An individual's  The individual      8.  Sole             The owner(FN4)
   account                                  proprietorship
                    The actual owner        account
2. Two or more      of the account                           The legal entity
   individuals      or, if combined     9.  A valid          (Do not furnish
   (joint account)  funds, any one of       trust,           the identifying
                    the individuals(FN1)    estate, or       number of the
                                            pension trust    personal
3. Husband and      The actual owner                         representative
   wife (joint      of the account                           or trustee
   account)         or, if joint                             unless the legal
                    funds, either                            entity itself
                    person(FN1)                              is not designated
                                                             in the account
                                                             title.)(FN5)

4. Custodian        The minor(FN2)      10. Corporate        The corporation
   account of a                             account
   minor (Uniform
   Gift to Minors
   Act)                                 11. Religious,       The organization
                                            charitable or
5. Adult and minor  The adult or, if        educational
   (joint account)  the minor is the        organization
                    only contributor,       account
                    the minor(FN1)

6. Account in the   The ward, minor     12. Partnership      The partnership
   name of          or incompetent          account held
   guardian or      person(FN3)             The organization
   committee for a                          in the name
   designated                               of the
   ward, minor, or                          business
   incompetent
   person                               13. Association,     The organization
                                            club, or other
7. a) The usual     The                     tax-exempt
      revocable     grantor-trustee(FN1)    organization
      savings
      trust
      account
      (grantor is                       14. A broker         The broker or
      also                                  or registered    nominee
      trustee);                             nominee

   b) So-called     The actual          15. Account          The public entity
      trust         owner(FN1)              with the
      account that                          Department of
      is not a                              Agriculture
      legal or                              in the name
      valid trust                           of a public
      under State                           entity (such
      law                                   as a State or
                                            local government,
                                            school district,
                                            or prison)
                                            that receives
                                            agricultural
                                            program payments.
======================================= =====================================


(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.


NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

      If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

      For purposes of the Offer, payees exempted from backup withholding include the following:

-    A corporation.

-    A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan.

-    The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

-    A real estate investment trust.

-    A common trust fund operated by a bank under section 584(a)

- An entity registered at all times under the Investment Company Act of 1940.

-    A foreign central bank of issue.

Payments of dividends not generally subject to withholding include the following:


-    payments to nonresident aliens subject to withholding under Section
     1441

- payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner payments made to a nominee

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

     PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE OBTAINING A NUMBER.